                                                                  Exhibit 10(c)

October 27, 1998

VIA Facsimile and U.S. Mail

To the Holders of
     6% Convertible Preferred Stock
     of Interleaf, Inc.

Re:  6% Convertible Preferred Stock

Gentlemen:

Reference is made to the Preferred Stock Investment Agreement, dated as of September 30, 1997 (the "Investment Agreement"), between Interleaf, Inc. ("Interleaf") and you pursuant to which you acquired such number of shares of 6% Convertible Preferred Stock of Interleaf ("6% Preferred") as set forth beside your name below.

Interleaf and you hereby agree to consummate the transactions set forth on the Term Sheet attached as Exhibit A hereto on the terms set forth therein.

Interleaf's obligations to consummate such transactions are contingent upon Interleaf obtaining financing from third parties in at least the aggregate amount required to fund the initial redemption as set forth in the Term Sheet. However, in this regard, Interleaf represents that it has obtained financing commitments in an aggregate amount sufficient to fund such initial redemption, subject only to the requirement that Interleaf obtain the agreement of the holders of at least 75% of the 6% Preferred currently outstanding to consummate the transactions set forth on the Term Sheet.

Interleaf's and your obligations to consummate the transactions set forth on the Term Sheet shall terminate unless (i) Interleaf receives executed counterparts hereof from the holders of at least 75% of the 6% Preferred currently outstanding on or before November 6, 1998, and (ii) the transactions contemplated herein are consummated on or before the earlier to occur of (a) the date which is ten (10) days from the day on which Interleaf receives executed counterparts hereof from the holders of at least 75% of the 6% Preferred currently outstanding, or (b) November 20, 1998; provided, that Interleaf has the right to extend each of these dates one time for a period of up to three (3) business days as necessary for ministerial purposes.

This Letter Agreement is being executed by you subject to and conditioned as follows: (i) the final agreements and related documents will in all respects be subject to your approval and will contain the same terms and conditions described herein, and (ii) in the event that Interleaf offers any other holder of 6% Preferred, whether or not a signatory to a counterpart of this letter agreement, terms and conditions different from those contained herein, you shall have the right, but not the obligation, to consummate the transaction upon such other terms and conditions.



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                                                              Series D Investors
                                                                October 27, 1998
                                                                          Page 2



     If you are in agreement with the foregoing, please sign, date and return this letter which will constitute our agreement with respect thereto.

                                       Very truly yours,


                                       INTERLEAF, INC.


                                       By:
                                           ---------------------------------
                                           Peter J. Rice, CFO


Agreed and accepted:


                                         Shares of 6% Preferred
                                 ----------------------------------------
                                      Initially           Currently
                                      Purchased               Held
Name of Investor
                                        X,000               X,000


By:
       --------------------------------
Name:
       --------------------------------
Title:
       --------------------------------
Date:
       --------------------------------





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  Exhibit A to Letter Agreement With Holders of 6% Convertible Preferred Stock

                                   TERM SHEET
                                  Amendment to
                      Preferred Stock Investment Agreement
                                       for
                         6% Convertible Preferred Stock
                                       of
                                 Interleaf, Inc.

Initial Redemption: Interleaf shall initially redeem 40% of the Investor's 6%
                    Convertible Preferred Stock at $1,150 per share, inclusive of dividends accrued to date.

Payment:            $1,000 per share will be paid in cash.

                    $ 150 per share will be paid in the form of Interleaf Common Stock, valued at $1.00 per share.

Conversion:         Please indicate your preference:

           / / The Conversion Price shall be permanently fixed at $1.40 for the remaining 60% of the Investor's 6% Convertible Preferred Stock. Future dividends on shares of 6% Convertible Preferred remaining outstanding after the initial redemption, if any, shall continue to accrue at 6% under original terms. The 6% Convertible Preferred Stock shall be 100% convertible immediately and permanently.

                                       OR

           / / The remaining 60% of the Investor's 6% Convertible Preferred Stock, together with dividends accrued in kind to the date of conversion, shall be immediately converted into Common Stock, using a Conversion Price of $1.10.

Other: The Preferred Stock Investment Agreement and the 6% Convertible Preferred Stock certificate of designation shall remain in full force and effect under original terms; provided, that (as set forth above) the Conversion Price shall be permanently fixed at $1.40 and all (100%) of the 6% Convertible Preferred Stock that remains outstanding shall be immediately convertible into Common Stock.